UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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UNITED SECURITY BANCSHARES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED SECURITY BANCSHARES, INC.

131 West Front Street

Post Office Box 249

Thomasville, Alabama 36784

(334) 636-5424

TO OUR SHAREHOLDERS:

In the proxy statement that was mailed to you in connection with our annual meeting to be held on May 11, 2004, the printer inadvertently included last year’s comparative stock performance graph on page 18. Enclosed please find this year’s comparative stock performance graph. You are urged to review this graph in conjunction with the proxy materials.

We hope that you will participate in the annual meeting, either in person or by proxy.

Sincerely,

/s/ Larry M. Sellers

Larry M. Sellers Secretary

Thomasville, Alabama

April 19, 2004

Comparative Stock Performance

The following graph compares cumulative total shareholder returns on Bancshares’ common stock for the five years ended December 31, 2003, with that of The Standard and Poor’s Composite Index (“S&P 500 Index”) and the Carson Medlin Company’s Independent Bank Index, which includes 23 independent community banks located in the Southeastern United States (the “Independent Bank Index”). The graph shows the comparative values for $100 invested on December 31, 1998.1

	1998	1999	2000	2001	2002	2003
UNITED SECURITY BANCSHARES, INC.	100	74	57	84	93	182
INDEPENDENT BANK INDEX	100	94	89	110	136	176
S&P 500 INDEX	100	121	110	97	76	97

[1]	Source: Carson Medlin Company.